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EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sonus Pharmaceuticals, Inc. for the registration of $50,000,000 of its common stock and to the incorporation by reference therein of our reports dated March 16, 2005, with respect to the consolidated financial statements of Sonus Pharmaceuticals, Inc., Sonus Pharmaceuticals, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sonus Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Seattle, Washington

March 30, 2005

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Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm